UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2010

AXCAN INTERMEDIATE HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Inverness Center Parkway

Suite 310

Birmingham, AL 35242

(Address of Principal Executive Offices, Including Zip Code)

(205) 991-8085

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Axcan Holdings Inc. (“Axcan Holdings”), an indirect parent company of Axcan Intermediate Holdings Inc. (the “Company”), and Axcan Pharma Holding B.V. (“Axcan Pharma” and, together with Axcan Holdings, “Axcan”), an indirect wholly-owned subsidiary of the Company, entered into a Share Purchase Agreement (the “Initial SPA”), dated as of November 30, 2010 (the “Execution Date”), with Eurand N.V. (“Eurand”), a Dutch public limited liability company. The Initial SPA was amended pursuant to Amendment No. 1 to Share Purchase Agreement, dated as of December 16, 2010 (the “SPA Amendment”; the Initial SPA, as amended by the SPA Amendment, is referred to herein as the “SPA”).

The Offer

Pursuant to the SPA, Axcan Pharma has agreed, upon the terms and subject to the conditions thereof, to commence a tender offer (the “Offer”) to acquire all of the outstanding ordinary shares of Eurand, par value €0.01 per share (the “Eurand Shares”), for a purchase price of $12.00 per share in cash. The Offer is to be open for a period of 20 consecutive business days and is to expire at 12:01 a.m., New York City time, immediately following the 20th business day of such period (the “Initial Expiration Time”), but may be, and upon the request of Eurand is required to be, extended if at the Initial Expiration Time or at any other scheduled expiration time of the Offer any of the conditions to the closing of the Offer has not been satisfied or waived and under certain other circumstances.

At or in connection with the closing of the Offer, Axcan Pharma (or one or more of Axcan Pharma and other direct or indirect subsidiaries of the Company) will acquire from Eurand all of Eurand’s assets, including the capital stock of Eurand’s direct and indirect U.S. and foreign subsidiaries. Following the closing of the Offer, Axcan Pharma will provide for a subsequent Offer period of at least 10 business days.

The Company has obtained commitments for up to $445.0 million in debt financing and up to $160.0 million in equity financing to fund the acquisition of Eurand.

Offer Conditions and Closing Conditions

The closing of the Offer is subject to a number of conditions, including that a minimum of 80% of Eurand Shares have been tendered (the “Minimum Condition”), the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), has expired or been terminated and other customary closing conditions. The Minimum Condition may be reduced to a percentage threshold of at least 50.1% of Eurand Shares (the “Majority Requirement”) by agreement of Axcan and Eurand. Certain significant shareholders and senior management who own approximately an aggregate of 54.6% and 3.7% of the Eurand Shares, respectively, have entered into agreements pursuant to which they are obligated to tender their Eurand Shares into the Offer.

Representations and Warranties; Covenants

Eurand has made customary representations and warranties to Axcan in the SPA. Eurand has also agreed to be bound by customary covenants, including, among other things, covenants (i) to conduct its business in the ordinary course during the period between the Execution Date and the earlier of the closing of the Offer or the termination of the SPA, and (ii) to cause a meeting of the Eurand’s stockholders to be held to approve the transfer of Eurand’s assets and to obtain other requisite stockholder approvals.

Axcan has made customary representations and warranties to Eurand in the SPA. In addition, the SPA contains customary covenants of Axcan, including, among other things, a covenant to use its reasonable best efforts to obtain the proceeds of the debt financing required to consummate the transactions.

No Solicitation of Transactions; Unsolicited Proposals

Eurand may not solicit or initiate discussions with third parties regarding other proposals to acquire Eurand and has agreed to certain restrictions on its ability to respond to such proposals. However, Eurand and Eurand’s board of directors (the “Board”) may participate in discussions or negotiations with third parties to the extent that the Board determines in good faith that its fiduciary duties so require or the Board determines in good faith that such third party is reasonably likely to submit a superior proposal for the acquisition of Eurand (a “Superior Proposal”). Eurand must give Axcan Pharma two business days’ notice before Eurand is permitted to change its recommendation with respect to the Offer or to terminate the SPA to accept a Superior Proposal.

Termination; Termination Fee

The SPA contains certain termination rights for both Axcan and Eurand, including, among others, if the Offer is not consummated on or before August 31, 2011. Upon termination of the SPA under specified circumstances, including a termination by Eurand to enter into an agreement for an alternative transaction pursuant to a Superior Proposal, Eurand has agreed to pay Axcan Pharma a termination fee of $12.5 million.

Reverse Termination Fee

The SPA also provides that Axcan Pharma will be required to pay Eurand a reverse termination fee of $30.0 million if the SPA is terminated under certain circumstances, including if all conditions to the Offer have been satisfied or waived and Axcan Pharma has failed to consummate the Offer within 10 business days following the expiration of the marketing period for the debt financing. In addition, Axcan Pharma will be required to pay Eurand an increased termination fee of $50.0 million under certain specified circumstances where HSR and/or German antitrust clearance has not been obtained.

Specific Performance; Limitations of Liability

Each of Axcan and Eurand is entitled to specific performance under certain circumstances, and subject to the limitations, specified in the SPA. Subject to any specific performance rights set forth in the SPA, (i) the maximum aggregate amount of liability of Axcan and its representatives (including any financing sources) for any breach of the SPA or relating to any of the transactions contemplated thereby is limited to the $30.0 million reverse termination fee and, solely in the case of Axcan Pharma (and solely in limited circumstances), the increased $50.0 million termination fee and (ii) the maximum aggregate liability of Eurand and its representatives for any breach of the SPA or relating to any of the transactions contemplated thereby is limited to the $12.5 million termination fee. In each case, any such fee is only required to be paid on one occasion.

The foregoing description is qualified it its entirety by reference to the SPA, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Important Information

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. Investors and Eurand shareholders are strongly advised to carefully read the tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and other offer documents) filed by Axcan with the U.S. Securities and Exchange Commission (the “SEC”) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Eurand with the SEC before any decision is made with respect to the tender offer because they will contain important information. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all shareholders of Eurand at no expense to them from Axcan by directing a request to the information agent for the tender offer, Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022; Banks and Brokerage Firms, Please Call: (212) 297 0720; Stockholders and All Others, Call Toll-Free: (855) 208 8901; E-mail: info@okapipartners.com.

Forward Looking Statement

This Current Report on Form 8-K contains forward looking statements, including statements regarding the proposed transaction, its timing and terms and statements regarding the expectations for the combined company. Forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. The words “expects”, “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon the parties’ current expectations and are subject to risks and uncertainties which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results and developments include, successful completion of the proposed transaction on a timely basis, the impact of regulatory reviews on the proposed transaction, the successful tender of the outstanding ordinary shares of Eurand, the obtaining of any required shareholder approvals and the satisfaction of customary conditions, the ability of the buyer to obtain financing for the proposed transaction and to achieve synergies and other anticipated benefits following completion of the proposed transaction, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings, the successful preparation and implementation of an effective integration plan, and any other risks set forth in the parties’ filings with the SEC, including Eurand’s annual report on Form 20-F and periodic reports on Form 6-K and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the Schedule TO and Schedule 14D-9 with respect to the proposed tender offer. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and, other than as required by applicable law, the parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events could differ materially from those anticipated in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Conformed Copy of Share Purchase Agreement, dated as of November 30, 2010, by and among Axcan Holdings Inc., Axcan Pharma Holding B.V. and Eurand N.V., as amended pursuant to Amendment No. 1 to Share Purchase Agreement, dated as of December 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCAN INTERMEDIATE HOLDINGS INC.
Date: December 21, 2010
	By:	/S/ STEVE GANNON
Steve Gannon
Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Conformed Copy of Share Purchase Agreement, dated as of November 30, 2010, by and among Axcan Holdings Inc., Axcan Pharma Holding B.V. and Eurand N.V., as amended pursuant to Amendment No. 1 to Share Purchase Agreement, dated as of December 16, 2010.